Exhibit 21.1

SUMMIT MIDSTREAM PARTNERS, LP

LIST OF SUBSIDIARIES

Name	State or other jurisdiction of incorporation or organization
DFW Midstream Services LLC	Delaware
Centennial Water Pipelines LLC	Delaware
Double E Pipeline, LLC	Delaware
Epping Transmission Company, LLC	Delaware
Grand River Gathering, LLC	Delaware
Grasslands Energy Marketing LLC	Delaware
Meadowlark Midstream Company, LLC	Delaware
Polar Midstream, LLC	Delaware
Red Rock Gathering Company, LLC	Delaware
Summit Climate Solutions, LLC	Delaware
Summit Contribution Holdings, LLC	Delaware
Summit DJ-O Operating, LLC	Delaware
Summit DJ-O, LLC	Delaware
Summit DJ-S Pipeline Company	Delaware
Summit DJ-S, LLC	Delaware
Summit Management Holdings, LLC	Delaware
Summit Midstream Finance Corp.	Delaware
Summit Midstream GP, LLC	Delaware
Summit Midstream Holdings, LLC	Delaware
Summit Midstream Marketing, LLC	Delaware
Summit Midstream Niobrara, LLC	Delaware
Summit Midstream OpCo, LP	Delaware
Summit Midstream Partners Holdings, LLC	Delaware
Summit Midstream Partners, LLC	Delaware
Summit Midstream Permian II, LLC	Delaware
Summit Operating Services Company, LLC	Delaware
Summit Permian Transmission Holdco, LLC	Delaware
Summit Permian Transmission, LLC	Delaware